UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2010

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 13, 2010, World Heart Corporation (“WorldHeart”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”)  pursuant to which it agreed to sell and issue an aggregate of 11,850,118 shares of common stock and warrants to purchase up to 11,850,118 shares of common stock (the “Private Placement”).  The per unit purchase price of a share of common stock and a warrant to purchase one share of common stock is $2.135. WorldHeart anticipates raising gross proceeds of $25.3 million.  The warrants will be exercisable at an exercise price of $2.31 per share, which is equal to 115% of the closing consolidated bid price of the common stock on October 13, 2010 as reported on the Nasdaq Global Market. The warrants are immediately exercisable and expire five years from the date of issuance.  Certain entities affiliated with Anders D. Hove, Austin W. Marxe and Jeani Delagardelle, members of WorldHeart’s board of directors, have agreed to invest in the Private Placement.  The Private Placement is subject to customary closing conditions and is expected to close during the week of October 18, 2010.  Lazard Capital Markets LLC and Wedbush PacGrow Life Sciences acted as placement agents in the Private Placement.

In connection with the Private Placement, WorldHeart entered into a Registration Rights Agreement, dated October 13, 2010, with the Purchasers (the “Registration Rights Agreement”) pursuant to which it has agreed to file within 30 days after the closing one or more registration statements registering for resale the shares of common stock and shares of common stock issuable upon exercise of the warrants sold in the Private Placement.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The issuance was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising. Each Purchaser represented that it is an accredited investor with access to information about WorldHeart sufficient to evaluate the investment and that the common stock and warrants were being acquired without a view to distribution or resale in violation of the Securities Act of 1933, as amended. A Form D filing will be made in accordance with the requirements of Regulation D.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement and warrants are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement and form of warrant, which are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 4.7, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 3.02.              Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01.              Other Events.

To date WorldHeart has successfully implanted fourteen of its Levacor™ Ventricular Assist Device (VAD) in the Levacor VAD Bridge-To-Transplant (BTT) Study.

On October 14, 2010, WorldHeart issued a press release announcing the Private Placement described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
4.7	Form of Warrant.

10.2	Form of Securities Purchase Agreement, dated October 13, 2010.

10.3	Form of Registration Rights Agreement, dated October 13, 2010.

99.1	Press Release dated October 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2010

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown
	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer